Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-36708, 333-122760, 333-123958, 333-128644 and 333-211970) and on Form S-8 (No. 333-87957, 333-68314, 333-104170, 333-125906, 333-145262, 333-220370 and 333-220435) of PDL Biopharma, Inc., of our report dated March 16, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 16, 2018